Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pinnacle Financial Partners, Inc. 401(k) Plan
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement No. 333-297107 on Form S-8 of our report dated June 29, 2026, appearing in this Annual Report on Form 11-K of the Pinnacle Financial Partners, Inc. 401(k) Plan for the year ended December 31, 2025.

/s/ LBMC, PC

Brentwood, Tennessee
June 29, 2026